July 22, 2003




Cadim Acquisition, LLC
c/o Cadim inc.
Centre CDP Capital
1000, place Jean-Paul Riopelle
Bureau A-300
Montreal, Quebec H22 2B6
Attention:    Richard Dansereau
Facsimile:    (514) 875-3327

Cadim inc.
Centre CDP Capital
1000, place Jean-Paul Riopelle
Bureau A-300
Montreal, Quebec H22 2B6
Attention:    Richard Dansereau
Facsimile:    (514) 875-3327

         Re: Purchase and Sale of Loan Participation among Vornado PS, L.L.C., a Delaware limited liability company (the "Lender"), Vornado Realty L.P. ("VRLP"), a Delaware limited partnership, Cadim Acquisition, LLC, a Delaware limited liability company (the "Participant"), and Cadim inc., a company incorporated under the laws of Quebec ("Cadim").
              ------------------------------------------------------------------

Gentlemen/Ladies:

         Reference is made to that certain agreement, dated November 19, 2001 (the "Participation Agreement"), by and among Lender, VRLP, Participant and Cadim. Reference is also made to that certain Registration Rights Agreement, dated as of November 17, 1997 (the "Registration Rights Agreement"), among Prime Group Realty Trust, Prime Group Realty, L.P., Prime Group Limited Partnership, Primestone Investment Partners L.P. and the other investors named therein.


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Cadim Acquisition, LLC                                                     -2-
Cadim inc.

         The parties hereto hereby agree that (i) the Exclusivity Period Termination Date (as defined in Section 5(b) of the Participation Agreement) has occurred and (ii) Section 5(b) of the Participation Agreement shall be of no further force or effect, including, without limitation, any rights of first offer described therein.

         The parties hereto also hereby agree that each of Lender and its successors and assigns, on the one hand, and Participant and its successors and assigns, on the other hand, shall have the right to cause not more than one registration of Eligible Securities (as defined in the Registration Rights Agreement) under Section 3.1 of the Registration Rights Agreement in any calendar year without the prior written consent of the other party hereto.

         THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCEABLE IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

         Wherever possible, each provision of this agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this agreement.

         This agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this agreement to produce or account for more than one copy of such instrument.

         Each of the parties hereto irrevocably agrees that any legal action or proceeding against it arising out of or in connection with this agreement or for recognition or enforcement of any judgment rendered in any such action or proceeding may be brought in the United States Courts or the State of New York Courts, in each case located in the Borough of Manhattan, City and State of New York, and by execution and delivery of this agreement, each party hereby irrevocably accepts and submits to the jurisdiction of each of the aforesaid courts in personam, generally and unconditionally with respect to any such action or proceeding. Each of the parties hereto further irrevocably consents to the service of process out of said courts by mailing a copy thereof, by registered or certified mail, postage prepaid to it at the address set forth for such party herein below. Each of the parties hereto also irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding brought in such court has been brought in an inconvenient forum. Each of the parties hereto irrevocably agrees that, should either party institute any


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Cadim Acquisition, LLC                                                     -3-
Cadim inc.

legal action or proceeding in any jurisdiction (whether for an injunction, specific performance, damages or otherwise) in relation to this agreement, no immunity (to the extent that it may at any time exist, whether on the grounds of sovereignty or otherwise) from such action or proceeding shall be claimed by it or on its behalf, any such immunity being hereby irrevocably waived and that each of the parties hereto each irrevocably agrees that it and its assets are, and shall be, subject to such legal action or proceeding in respect of its obligations under this agreement. Each of the parties hereto hereby waives any right to trial by jury in connection with any action, proceeding or counterclaim instituted with respect to this agreement.

                            [Signature Page Follows]



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Cadim Acquisition, LLC                                                     -4-
Cadim inc.

         Please indicate the Participant's and Cadim's agreement to the foregoing by executing this agreement on the line provided below and returning to the undersigned two copies of this agreement.

                                        VORNADO PS, L.L.C., a Delaware limited
                                        liability company

                                        By:  Vornado Realty L.P., a Delaware
                                             limited partnership and its Sole
                                             Member

                                        By:  Vornado Realty Trust, a Maryland
                                             real estate investment trust and
                                             its General Partner


                                             By:  /s/ Michael D. Fascitelli
                                                --------------------------------
                                                Name:   Michael D. Fascitelli
                                                Title:  President

                                        Address:   Vornado PS, L.L.C.
                                                   888 Seventh Avenue,
                                                   44th Floor
                                                   New York, New York  10019
                                                   Attention: Michael Fascitelli
                                        Facsimile: (212) 894-7070
                                        Telephone: (212) 894-7000
                                                   Attention: Joseph Macnow
                                        Facsimile: (201) 587-1388
                                        Telephone: (201) 587-1000


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Cadim Acquisition, LLC                                                     -5-
Cadim inc.

                                        VORNADO REALTY L.P., a Delaware
                                        limited partnership

                                        By:  Vornado Realty Trust, a Maryland
                                             real estate investment trust and
                                             its General Partner


                                             By:  /s/ Michael D. Fascitelli
                                                --------------------------------
                                                Name:   Michael D. Fascitelli
                                                Title:  President

                                        Address:   Vornado Realty L.P.
                                                   888 Seventh Avenue,
                                                   44th Floor
                                                   New York, New York  10019
                                                   Attention: Michael Fascitelli
                                        Facsimile: (212) 894-7070
                                        Telephone: (212) 894-7000
                                                   Attention: Joseph Macnow
                                        Facsimile: (201) 587-1388
                                        Telephone: (201) 587-1000


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Cadim Acquisition, LLC                                                     -2-
Cadim inc.

         Accepted and Agreed to:

         CADIM ACQUISITION, LLC,
         a Delaware limited liability company

         By:  Cadim Holdings U.S. Inc.,
              a Delaware corporation, its sole member

         By:  /s/ Sylvia Drouin
            -------------------------------------
            Name:  Sylvia Drouin
            Title: Secretary

         By:  /s/ Line Lefevbre
            -------------------------------------
            Name:  Line Lefevbre
            Title: Treasurer

         Address:    c/o Cadim inc.
                     Centre CDP Capital
                     1000, place Jean-Paul Riopelle
                     Bureau A-300
                     Montreal, Quebec H22 2B6
                     Attention:  Richard Dansereau
         Facsimile:  (514) 875-3327
         Telephone:  (514) 875-3360

         CADIM INC., a company incorporated
         under the laws of Quebec

         By:  /s/ Sylvia Drouin
            -------------------------------------
            Name:  Sylvia Drouin
            Title: Vice-President, Legal Affairs

         By:  /s/ Line Lefevbre
            -------------------------------------
            Name:  Line Lefevbre
            Title: Senior Vice President, Finance
                    and Administration

         Address:    Centre CDP Capital
                     1000, place Jean-Paul Riopelle
                     Bureau A-300
                     Montreal, Quebec H22 2B6
                     Attention: Richard Dansereau
         Facsimile:  (514) 875-3327
         Telephone:  (514) 875-3360